ARTICLES OF INCORPORATION

OF

KENTUCKY DATA LINK, INC.

    1.        The corporation’s name shall be KENTUCKY DATA

LINK, INC.

    2.        The corporation’s duration shall be perpetual.

    3.        The corporation’s purposes shall be to transact any and all business for which private corporations may be incorporated under KRS Chapter 271 .B, including, but not limited to ownership and sale of data services and equipment of all kinds and all other lawful business which a corporation in this Commonwealth may conduct.

    4.        The corporation shall have authority to issue 2000 shares of stock Without par value.

    5.        The address of the corporation’s initial registered office and its principal office shall be:

2647 Regency Road Lexington, KY 40503

The name and address of the corporation's initial registered agent shall be A.D. WRIGHT, JR., 2647 Regency Road, Lexington, KY 40503.

    6. The number of directors constituting the corporation’s initial board of directors shall be three. Thereafter the number of directors shall be as fixed in the bylaws. The name and residence address of the initial members of the board of directors are as follows:

A.D. WRIGHT, JR. 611 Broadway P.O. Box 1337 Paducah, KY 42001

MARTHA LAYNE COLLINS 2647 Regency Road P.O. Box 11890 Lexington, KY 40503

MICHAEL REYNOLDS 2220 Nicholasville Road Lexington, KY 40503

        The directors of the corporation shall serve at the pleasure of the shareholders, and any director may be removed without cause by an affirmative vote of a majority of the shareholders, or by unanimous written consent of all the shareholders.

        The officers of the corporation shall serve at the pleasure of the board of directors, and any officer may be removed without cause by an affirmative vote of a majority of the directors, or by unanimous written consent of all of the directors.

    7.        The name and address of the incorporator is as follows:

A.D. WRIGHT, JR. 2647 Regency Road Lexington, KY 40503

This 30th day of March, 1990.

/s/ A. D. Write, Jr.

      AMENDED AND RESTATED ARTICLES OF INCORPORATION
KENTUCKY DATA LINK, INC.

        Pursuant to KRS 2715.10-070, the undersigned corporation hereby executes the following Amended And Restated Articles Of Incorporation:

(A) The name of the corporation is Kentucky Data Link, Inc.

    (B)               The following Amended And Restated Articles Of Incorporation were adopted by the Shareholders of the corporation at a meeting held on October 23, 1995 in the manner prescribed by the Kentucky Business Corporation Act:

1. The name of the corporation is Kentucky Data Link, Inc.

2. The street address of the registered office of the Corporation is 611 Broadway, Paducah, Kentucky 42001. The name of the registered agent is A. D. Wright, Jr.

3. The mailing address of the principal office of the corporation is 611 Broadway, Paducah, Kentucky 42001.

4. The total number of shares of common stock which may issued by the corporation is 3,000 no par value.

5. The business and affairs of the corporation are to be conducted by a board of directors, the number to be set in the manner provided in the Bylaws.

    6.               No director shall be personally liable to the corporation or its shareholders for monetary damages for breach of his duties as a director except to the extent that the applicable law from time to time in effect shall that such liability may not be eliminated or limited. Neither the amendment nor repeal of this section shall affect the liability of any director of the corporation with respect to any act or failure to act which occurred prior to the amendment or appeal. This section is not intended to eliminate or limit any protection otherwise available to the directors of the corporation.

    (C)               The designation and number of shares entitled to vote on this matter is 1,000 shares of common stock. Present at the meeting were shareholders representing 1,000 shares of the common stock of the Corporation and which constitute all of the shareholders entitled to vote on such Amended And Restated Articles Of Incorporation.

(D) The total number of votes cast by each voting group entitled to vote separately thereon for and against such amendment, respectively, was:

	Number of Votes Cast
	For	Against

Voting Group
Common Shareholders	1,000	0

(E) The foregoing Amended And Restated Articles Of Incorporation supersede the original Articles Of Incorporation and all previous amendments thereto.

        IN WITNESS WHEREOF, the undersigned duly authorized officer has executed these Amended And Restated Articles Of Incorporation on this the 24th day of October, 1995.

KENTUCKY DATA LINK, INC.

By: /s/ A. D. Wright